EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into effective the 11th day of October, 1999, by and between Horizon Offshore Contractors, Ltd., a Cayman Island corporation (the "Company"), and James Devine (the "Employee").

                                   WITNESSETH:

      WHEREAS, the Company wishes to assure itself of the services of the Employee and the Employee desires to provide his services on the terms and conditions provided for in this Agreement.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements set forth herein, the parties agree as follows:

      Section 1. POSITION; DUTIES. On the terms set forth herein, the Employee shall be employed to serve as an advisor to the Board of Directors of the Company (the "Board") and the Company's managing director (the "MD") in connection with the Company's strategic planning, business development and such other matters as may be referred to him from time to time by the MD. The Employee agrees, as and when reasonably requested by the MD, to be available to advise and counsel the MD with respect to such matters and to devote such of his time, skill, labor and attention to the performance of such services as may be necessary to perform his duties under this Agreement. The Company acknowledges and agrees that (a) the Employee is and, for the duration of this Agreement, will remain a full-time employee of Crossbay Ventures Limited and will be seconded to the Company as required to perform the duties specified in this Agreement and (b) the Employee shall discharge his duties from outside the United States.

      Section 2. TERM. (a) The term of the Employee's employment by the Company shall begin on the date of this Agreement and, unless terminated pursuant to
Section 2(b), terminate on October 31, 2002 (the "Stated Term").

            (b) Notwithstanding the provisions of Section 2(a), and except for Sections 4 and 3(b) (which shall survive the termination of this Agreement), this Agreement shall terminate upon the earliest to occur of (i) Employee's death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended), (ii) Employee's resignation from the Board, (iii) any termination pursuant to Section 2(c) or (iv) the parties' mutual consent.

            (c) The Company shall have the right to terminate this Agreement at any time (i) upon Employee's removal from, or failure to be reelected to, the Board or (ii) for Cause (as hereinafter defined) upon written notice to the Employee, and such termination shall be effective upon delivery of such notice. For purposes of this Agreement, "Cause" shall mean (A) a breach of Section 4 by the Employee, (B) willful and deliberate malfeasance of the Employee, (C) gross negligence of the Employee, (D) conviction of Employee of a felony or a crime involving moral
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turpitude or other unethical conduct, or (E) any act taken by the Employee that materially impedes the Employee's ability to represent the Company.

      Section 3.  COMPENSATION.

            (a) In consideration of the services to be rendered by the Employee, the Company shall:

                  (i) pay the Employee a salary of $150,000 per annum (the "Salary"), which shall be paid in equal installments in accordance with the Company's standard payroll practices for its executive officers, without deductions.

                  (ii) cause to be granted to the Employee, effective as of the date hereof, an option to purchase 150,000 shares of the common stock, $1.00 par value per share (the "Common Stock"), of Horizon Offshore, Inc. ("Horizon Offshore") under its Stock Incentive Plan pursuant to a stock option agreement between the Employee and Horizon Offshore in the form attached hereto as Exhibit "A" (the "Stock Option Agreement").

                  (iii) cause to be granted to the Employee an option to purchase 5,000 shares of Common Stock pursuant to the Stock Option Agreement on the day following each annual meeting of stockholders of Horizon Offshore, commencing with the 2000 annual meeting of stockholders.

            (b) If this Agreement is terminated by the Company pursuant to
Section 2(c)(i) or for any reason other than specified in Section 2(c)(ii), the Company shall pay the Salary, in accordance with Section 3(a)(i), for the remainder of the Stated Term to the Employee.

      Section 4. NONDISCLOSURE OF CONFIDENTIAL INFORMATION. The Employee shall not, during the term of this Agreement or at any time thereafter, unless specifically authorized by the MD, use or disclose to any person or entity, any confidential or secret information with respect to the business or affairs of the Company, or any of its affiliated companies, including any material, non-public information regarding the Company or its affiliated companies, unless
(a) such information becomes generally available to the public through no fault of the Employee (and only after it becomes so available), or (b) disclosure by the Employee is required by law, such as in connection with (i) tax or other governmental filings, or (ii) resolution of disputes, if any, between the Employee and the Company. The Employee agrees that all confidential and other information, data and other property prepared, compiled or developed by the Employee on behalf of the Company or its affiliated companies while he is engaged by the Company hereunder shall be the property of the Company. All files and records belonging to the Company in the Employee's possession shall be the property of the Company and shall be returned to the Company upon termination of the Employee's engagement hereunder.

      Section 5. INDEMNITY. The Company shall indemnify the Employee, with respect to all services performed by the Employee pursuant to this Agreement, to fullest extent of that provided by the Company's memorandum and articles of association.

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      Section 6. INTEGRATED AGREEMENT; AMENDMENTS. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements between the parties. This Agreement may be amended or modified at any time in all respects, but only by an instrument in writing executed by the parties hereto.

      Section 7. CHOICE OF LAW. The validity of this Agreement, the construction of its terms and the determination of the rights and duties of the parties hereto shall be governed by and construed in accordance with the laws of the State of Texas of the United States of America applicable to contracts made and to be performed wholly within such State.

      Section 8. SUCCESSORS. This Agreement shall be binding and inure to the benefit of the Company and the Employee and to each of their respective successors and assigns; PROVIDED, that the Employee's rights and obligations pursuant to the Stock Option Agreement may be assigned only in accordance with its terms.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    HORIZON OFFSHORE CONTRACTORS, LTD.


                                    By:
                                        ----------------------------------------
                                                      Bill Lam
                                                      Managing Director


                                        ----------------------------------------
                                                      James Devine

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